PRESS RELEASE | May 7, 2025 | NASDAQ: PLL

PIEDMONT LITHIUM REPORTS Q1 2025 RESULTS
•Piedmont recorded Q1’25 shipments of approximately 27,000 dmt of spodumene concentrate at an average realized price of $741 per dmt and revenue of $20.0 million
•NAL produced 43,621 dmt in Q1’25, 80% mill utilization, and 69% lithium recovery
•Piedmont had $65.4 million in cash and cash equivalents as of March 31, 2025
•Merger with Sayona Mining to form Elevra Lithium advancing with an expected closing in mid-2025
Belmont, North Carolina, May 7, 2025 – Piedmont Lithium Inc. (“Piedmont,” the “Company,” “we,” “our,” or “us”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today reported its first quarter 2025 financial results.
Piedmont shipped approximately 27,000 dry metric tons (“dmt”) of spodumene concentrate (~5.4% Li2O) and recognized $20.0 million in revenue in Q1’25. The Company’s realized price per dmt was $741 in Q1’25. Piedmont expects to ship approximately 113,000 to 130,000 dmt of spodumene concentrate in 20251. Planned production at North American Lithium (“NAL”) supports the Company’s 2025 shipment guidance.
NAL produced 43,621 dmt of spodumene concentrate in Q1’25. Lithium recovery improved to 69% for the quarter, which was a new quarterly record since the restart of production in 2023, and achieved a monthly lithium recovery record of 72% in March. Mill utilization was challenged by weather-related factors and declined to 80% for the quarter. Despite the decline in quarterly production and increase in unit operating costs, NAL remains on track to meet production and unit operating cost guidance for Sayona Mining Limited’s (“Sayona”) fiscal year ending June 30, 20252.
Our joint venture Ewoyaa Lithium Project (“Ewoyaa”) in Ghana received a Water Use Permit from the Ghanaian Water Resources Commission which allows for water extraction for use at Ewoyaa. Development of the project remains subject to the outcome of the mining lease ratification, additional regulatory approvals, prevailing market conditions, and project financing.
The Company continued to execute against its plan to delay capital expenditures given current lithium market conditions. As it relates to the Carolina Lithium Project, the Company evaluated its strategic land position within the Carolina Tin-Spodumene Belt and adjusted scheduled land purchases to minimize near-term capital expenditures. In addition, Piedmont continued to advance Carolina Lithium’s air permit application and North Carolina General Stormwater permit.
“Our first quarter results reflect continued operational progress and the resilience of our team” said Keith Phillips, President and CEO of Piedmont Lithium. “We achieved record lithium recoveries at North American Lithium and the operation remains on track to meet shipment and cost guidance, despite weather-related impacts to mill utilization. In addition, we continued to take a disciplined approach to capital spending while making strong progress toward our planned merger with Sayona. We believe the proposed combination will enhance value for shareholders and position Elevra Lithium as a leading supplier to the North American battery supply chain,” added Phillips.

1 The timing of shipments is subject to shipping logistics, port and weather conditions, and customer requirements.
2 See Sayona Mining Quarterly Activities Report filed with the ASX on April 29, 2025.

Proposed Merger of Piedmont Lithium and Sayona Mining
Piedmont Lithium and Sayona signed a definitive merger agreement on November 19, 2024 to combine the two companies (the “Merger”) to create a leading North American lithium business.
The Merger is expected to close in mid-2025, subject to stockholder approval for both companies. A proxy statement containing important information about the Merger will be sent to Piedmont stockholders and filed with the U.S. Securities and Exchange Commission.
Since the announcement, significant progress has been made in preparing for shareholder votes for Piedmont and Sayona. Recently, the companies announced:
•Subject to Sayona shareholder approval, the combined company will be renamed Elevra Lithium Limited (“Elevra”) and will trade under the ticker symbol “ELV” on the ASX and ticker symbol for the American Depositary Shares (“ADS”) traded on the Nasdaq will be “ELVR”;
•The nominees for the Board of Elevra, which will be constituted of 4 members from the existing Piedmont Board and 4 members of the existing Sayona Board;
•Regulatory approval for the Investment Canada Act and the Hart-Scott-Rodino Act, and completion of review by the Committee on Foreign Investment in the United States;
•Subject to Sayona shareholder approval, a reverse stock split to consolidate Sayona’s shares at a ratio of 1-for-150 prior to the completion of the Merger, which will update the exchange ratio to 3.5133 Sayona shares for each Piedmont Lithium share compared to the previously announced 527 Sayona shares for each Piedmont Lithium share; and
•Each Sayona ADS issued in the Merger will represent 1,500 Sayona shares prior to the effect of the reverse stock split or 10 Sayona shares after the reverse stock split.
First Quarter 2025 Financial Highlights
All references to dmt in this release relate to spodumene concentrate.

	Units	Q1’25	Q4’24	Q1’24
Sales
Concentrate shipped	dmt thousands	27.0	55.7	15.5
Revenue	$ millions	20.0	45.6	13.4
Realized price(1)	$/dmt	741	818	865
Li2O content(2)%		5.4	5.4	5.5
Realized cost of sales(3)	$/dmt	736	696	799

Profitability
Gross profit	$ millions	0.1	6.8	0.7
Gross profit margin	%	0.7	15.0	5.2
Net loss	$ millions	(15.6)	(11.1)	(23.6)
Diluted EPS	$	(0.71)	(0.55)	(1.22)
Adjusted net loss(4)	$ millions	(10.1)	(3.6)	(11.9)
Adjusted diluted EPS(4)	$	(0.46)	(0.17)	(0.61)
Adjusted EBITDA(4)	$ millions	(10.1)	(3.7)	(12.4)

Cash
Cash and cash equivalents(5)	$ millions	65.4	87.8	71.4
___________________________________________________________
(1) Realized price is the average estimated price, net of certain distribution and other fees, which includes reference pricing data up to the respective period end and is subject to final adjustment. The final adjusted price may be higher or lower than the estimated average realized price based on future price movements.
(2) Weighted average Li2O content for shipments made during the respective period.
(3) Realized cost of sales is the average cost of sales including Piedmont’s offtake pricing agreement with Sayona Quebec Inc. (“Sayona Quebec”) for the purchase of spodumene concentrate at a market price subject to a floor of $500 per dmt and a ceiling of $900 per dmt, adjusted for product grade, freight, and insurance.
(4) See non-GAAP Financial Measures at the end of this release for a reconciliation of non-GAAP measures.
(5) Cash and cash equivalents are reported as of the end of the period.

First Quarter and Recent Business Highlights
Piedmont Lithium
•Shipped approximately 27,000 dmt (~5.4% Li2O) of spodumene concentrate from NAL to customers in Q1’25 and recognized $20.0 million in revenue with an average realized sales price of $741 per dmt. On an SC6 equivalent basis, our realized price per metric ton was $823.
•Piedmont continued to advance the proposed merger with Sayona and reached several milestones in preparation for the shareholder vote. In April, the companies jointly announced the combined company would be renamed Elevra and disclosed the slate of nominees for the Board of Directors which includes 4 members of Piedmont’s existing Board, including Dawne Hickton who has been nominated as the Chair Designate of Elevra.
•In April 2025, Piedmont announced key regulatory approvals for the merger were received in the United States and Canada.
•In April 2025, Piedmont announced the signing of a revised merger agreement with Sayona which incorporated, among other things, an updated exchange ratio to incorporate the terms of a proposed reverse stock split to be undertaken by Sayona as part of the merger, subject to Sayona shareholder approval.
North American Lithium (Quebec, Canada)
•In Q1’25, NAL achieved quarterly production of 43,261 dmt and shipped approximately 27,000 dmt, all of which were sold to Piedmont.
•Production declined approximately 15% compared to the prior quarter. The decline was primarily related to a reduction in mill utilization for the quarter, which was 80%, due to a combination of weather-related unplanned downtime and a scheduled maintenance shutdown. Lithium recovery improved modestly to 69% during the quarter and set a new monthly record of 72% in March.
•In April, the final results from the 2024 NAL drilling program were released. The results reinforce the potential for a future expansion at NAL and will be incorporated into an updated Mineral Resource Estimate, which is expected to be released in the middle of 2025.
•Concentrate shipped by Piedmont and produced and shipped by NAL:

	Share	Units	Q1’25	Q4’24	Q1’24
Piedmont Lithium
Concentrate shipped	100%	dmt thousands	27.0	55.7	15.5

North American Lithium
Concentrate produced	100%(1)	dmt thousands	43.3	50.9	40.4
Concentrate shipped	100%(2)	dmt thousands	27.0	66.0	58.0
___________________________________________________________
(1) Concentrate produced represents 100% of NAL’s production.
(2) Concentrate shipped represents 100% of NAL’s shipments, inclusive of shipments to Piedmont.
Note: The table above reports quarterly and year-to-date information in accordance with Piedmont’s fiscal year reporting, which is on a calendar-year basis. Concentrate produced and concentrate shipped (above) are reported in the periods in which activities occurred. For financial statement purposes, Piedmont reports income (loss) from its 25% ownership in Sayona Quebec, which includes NAL, on a one-quarter lag.

Ewoyaa Lithium Project (Ghana)
•In January 2025, the Ewoyaa project was granted a Water Use Permit by the Ghanaian Water Resources Commission and Atlantic Lithium announced a JORC compliant Mineral Resource Estimate of feldspar, which is intended to supply the Ghanaian ceramics market.
Carolina Lithium (North Carolina)
•Piedmont continues to pursue an air permit application currently under review by North Carolina’s Division of Air Quality, which would allow for up to 60,000 tons per year of lithium hydroxide production at Carolina Lithium, and a North Carolina General Stormwater permit.
2025 Outlook

	Units	Q1’25	Q2’25	FY25
Shipments	dmt thousands	27	8 — 20	113 — 130
Capital expenditures	$ millions	1	1 — 2	4 — 6
Investments in and advances to affiliates	$ millions	1	2 — 4	7 — 13

Under our offtake agreement with Sayona Quebec, Piedmont has the right to purchase the greater of 50% of production or 113,000 dmt per year. Based on the production projection, customer requirements, and per the Company’s offtake agreement, Piedmont currently expects to ship 8,000 to 20,000 dmt in Q2’25 and approximately 113,000 to 130,000 dmt in 2025. Piedmont and Sayona Mining are continuing to explore commingling shipments to achieve material transport cost savings and improve profitability.
We expect to spend less than $2 million in capital expenditures in Q2’25, the majority of which relate to Carolina Lithium. Investments in and advances to affiliates reflect cash contributions to Sayona Quebec and advances to Atlantic Lithium for the Ewoyaa Lithium project. With continued operational discipline at NAL and approvals at Ewoyaa ongoing, we expect payments to affiliates to substantially reduce in 2025 compared to 2024. Our outlook for forecasted capital expenditures and investments in and advances to affiliates is subject to market conditions.
Safety and Sustainability
The Company continued policy development and training to support the long-term objective of establishing a robust safety and health management system. Employee engagement in safety events remained strong and identification and reporting of hazards, unsafe acts, conditions, and safety observations, and near misses continued to improve.

Piedmont Lithium Earnings Call Information

Date:	Wednesday, May 7, 2025
Time:	4:30 p.m. Eastern Standard Time
Dial-in (Toll Free):	1 (800) 715-9871
Dial-in (Toll):	1 (646) 307-1963
Conference ID:	9176321
Participant URL:	https://events.q4inc.com/attendee/876851290
Piedmont’s earnings presentation and supporting material are available at:
https://piedmontlithium.com/investors-overview.
About Piedmont
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations will enable us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage.

For further information, contact:

Michael White
Chief Financial Officer
T: +1 713 878 9049
E: mwhite@piedmontlithium.com

John Koslow
Investor Relations
T: +1 908 701 9928
E: jkoslow@piedmontlithium.com

Cautionary Note to U.S. Investors
Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, as amended, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.
The statements in the link below were prepared by, and made by, NAL. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. NAL’s original announcements can be found here: https://www.asx.com.au/markets/company/sya
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, and production activities of Sayona Mining, Atlantic Lithium, and Piedmont; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa; and strategy. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining, or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s, or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing, and operating mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental, and production activities, including risks relating to permitting, zoning, and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data, and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation, and regulatory actions, investigations, and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations, and our ability to obtain necessary permits, (xiv) risks related to the completion of our proposed merger with Sayona Mining and related capital raises, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections, and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections, and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$19,996	$13,401
Costs of sales	19,862	12,710
Gross profit	134	691
Exploration costs	—	53
Selling, general and administrative expenses	6,771	8,094
Total operating expenses	6,771	8,147
Loss from equity method investments	(4,935)	(5,440)
Restructuring charges	(283)	(1,780)
Loss from operations	(11,855)	(14,676)
Interest income	699	827
Interest expense	(560)	(222)
Loss on sale of equity method investments	—	(13,886)
Other (loss) income	(3,915)	1,253
Total other expense	(3,776)	(12,028)
Loss before income taxes	(15,631)	(26,704)
Income tax benefit	—	(3,093)
Net loss	$(15,631)	$(23,611)

Basic and diluted:
Net loss per share	$(0.71)	$(1.22)
Weighted-average shares outstanding	21,939	19,326

PIEDMONT LITHIUM INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts) (Unaudited)

	March 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$65,390	$87,840
Accounts receivable	11,861	5,613
Other current assets	5,229	9,186
Total current assets	82,480	102,639
Property, plant and mine development, net	135,649	134,544
Advances to affiliates	40,498	39,548
Other non-current assets	1,454	1,519
Equity method investments	66,908	71,635
Total assets	$326,989	$349,885

Liabilities and Stockholders’ Equity
Accounts payable	$1,411	$5,239
Accrued expenses	1,878	4,313
Payables to affiliates	5,240	6,719
Current debt obligations	26,237	26,472
Other current liabilities	3,661	3,363
Total current liabilities	38,427	46,106
Long-term debt, net of current portion	3,418	3,652
Operating lease liabilities, net of current portion	817	863
Other non-current liabilities	1,036	1,017
Total liabilities	43,698	51,638

Stockholders’ equity:
Common stock; $0.0001 par value, 100,000,000 shares authorized; 21,943,521 and 21,825,465 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	498,345	497,878
Accumulated deficit	(207,236)	(191,605)
Accumulated other comprehensive loss	(7,820)	(8,028)
Total stockholders’ equity	283,291	298,247
Total liabilities and stockholders’ equity	$326,989	$349,885

PIEDMONT LITHIUM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended March 31,
Cash flows from operating activities:	2025	2024
Net loss	$(15,631)	$(23,611)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	982	2,067
Loss from equity method investments	4,935	5,440
Loss on sale of equity method investments	—	13,886
Loss (gain) on equity securities	3,640	(1,384)
Deferred taxes	—	(6,246)
Depreciation and amortization	63	81
Noncash lease expense	42	401
Loss on sale of assets	80	—
Unrealized foreign currency translation (gains) losses	(24)	128
Changes in assets and liabilities:
Accounts receivable	(6,248)	(3,652)
Other assets	350	887
Operating lease liabilities	(40)	(396)
Accounts payable	(3,708)	54
Payables to affiliates	(1,479)	1,587
Other liabilities and accrued expenses	(2,117)	(17,564)
Net cash used in operating activities	(19,155)	(28,322)
Cash flows from investing activities:
Capital expenditures	(1,366)	(5,428)
Advances to affiliates	(945)	(4,977)
Proceeds from sale of marketable securities	—	45
Proceeds from sale of shares in equity method investments	—	49,103
Additions to equity method investments	—	(10,048)
Net cash (used in) provided by investing activities	(2,311)	28,695
Cash flows from financing activities:
Proceeds from Credit Facility	10,767	—
Settlements of Credit Facility	(10,777)	—
Payments of debt obligations and insurance premiums financed	(459)	(68)
Payments to tax authorities for employee stock-based compensation	(515)	(591)
Net cash used in financing activities	(984)	(659)
Net decrease in cash	(22,450)	(286)
Cash and cash equivalents at beginning of period	87,840	71,730
Cash and cash equivalents at end of period	$65,390	$71,444

Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. The non-GAAP financial measures presented do not have any standard meaning prescribed by GAAP and may differ from similarly-titled measures used by other companies. We believe that these adjusted measures provide meaningful information to assist management, investors, and analysts in understanding our financial condition and the results of operations. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses.
The following are non-GAAP financial measures for Piedmont:
Adjusted net (loss) income is defined as net (loss) income, as calculated under GAAP, plus or minus the gain or loss from sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring charges including severance and severance related costs and exit costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance. These items include acquisition costs and other fees, and shelf registration costs.
Adjusted diluted earnings per share (or adjusted diluted EPS) is defined as diluted EPS, as calculated under GAAP, before gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring charges including severance and severance related costs and exit costs, and certain other costs we believe are not reflective of our ongoing operations and performance.
EBITDA is defined as net income (loss) before interest expenses, income tax expense, and depreciation.
Adjusted EBITDA is defined as EBITDA plus or minus the gain or loss on sale of equity method investments, gain or loss on sale of assets, gain or loss from equity securities, gain or loss from foreign currency exchange, restructuring charges including severance and severance related costs and exit costs, and certain other adjustments we believe are not reflective of our ongoing operations and performance.
Below are reconciliations of non-GAAP financial measures on a consolidated basis for adjusted net (loss) income, adjusted diluted EPS, EBITDA, and adjusted EBITDA.
Adjusted Net Loss and Adjusted Diluted EPS

	Three Months Ended
	March 31, 2025		December 31, 2024		March 31, 2024
(in thousands, except per share amounts)		Diluted EPS		Diluted EPS		Diluted EPS
Net loss	$(15,631)	$(0.71)	$(11,131)	$(0.55)	$(23,611)	$(1.22)
Loss on sale of equity method investments(1)	—	—	—	—	13,886	0.72
Loss on sale of assets	80	—	100	—	—	—
Loss (gain) on equity securities(2)	3,640	0.17	(1,791)	(0.09)	(1,384)	(0.07)
Loss from foreign currency exchange(3)	195	0.01	596	0.03	131	0.01
Restructuring charges(4)	283	0.01	3,194	0.16	1,780	0.09
Other costs(5)	1,369	0.06	5,518	0.27	431	0.02
Tax effect of adjustments(6)	—	—	(37)	—	(3,093)	(0.16)
Adjusted net loss	$(10,064)	$(0.46)	$(3,551)	$(0.17)	$(11,860)	$(0.61)
______________________________________________________
(1) Loss on sale of equity method investments includes a loss on the sale of shares in Sayona Mining of $17,215, partially offset by a gain on the sale of shares in Atlantic Lithium of $3,143 and a gain on dilution related to the issuance of additional shares of Atlantic Lithium of $186 for the three months ended March 31, 2024.
(2) Loss (gain) on equity securities represents realized and unrealized gains on our equity security holdings in Atlantic Lithium and Ricca Resources.
(3) Loss from foreign currency exchange primarily relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(4) Restructuring charges relate to severance and reorganization related costs and exit costs related to our 2024 Cost Savings Plan.
(5) Other costs include legal and transactional costs related to certain strategic transactions and shelf registration costs.

(6) No income tax impacts have been given to any items that were recorded in jurisdictions with full valuation allowances.
EBITDA and Adjusted EBITDA

	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	March 31, 2024
Net loss	$(15,631)	$(11,131)	$(23,611)
Interest income, net	(139)	(189)	(605)
Income tax benefit	—	(37)	(3,093)
Depreciation and amortization	63	63	81
EBITDA	(15,707)	(11,294)	(27,228)
Loss on sale of equity method investments(1)	—	—	13,886
Loss on sale of assets	80	100	—
Loss (gain) on equity securities(2)	3,640	(1,791)	(1,384)
Loss from foreign currency exchange(3)	195	596	131
Restructuring charges(4)	283	3,194	1,780
Other costs(5)	1,369	5,518	431
Adjusted EBITDA	$(10,140)	$(3,677)	$(12,384)
______________________________________________________
1) Loss on sale of equity method investments includes a loss on the sale of shares in Sayona Mining of $17,215, partially offset by a gain on the sale of shares in Atlantic Lithium of $3,143 and a gain on dilution related to the issuance of additional shares of Atlantic Lithium of $186 for the three months ended March 31, 2024.
(2) Loss (gain) on equity securities represents realized and unrealized gains on our equity security holdings in Atlantic Lithium and Ricca Resources.
(3) Loss from foreign currency exchange primarily relates to currency fluctuations in our foreign bank accounts denominated in Canadian dollars and Australian dollars and marketable securities denominated in Australian dollars.
(4) Restructuring charges relate to severance and reorganization related costs and exit costs related to our 2024 Cost Savings Plan.
(5) Other costs include legal and transactional costs related to certain strategic transactions and shelf registration costs.